Exhibit 10.3

AMENDMENT NO. 4
TO THE
THIRD AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT BETWEEN PACIFIC COAST ENERGY COMPANY LP AND
BREITBURN MANAGEMENT COMPANY, LLC
This Amendment No. 4 to the Third Amended and Restated Administrative Services Agreement, as amended (the “ASA”) by and between Pacific Coast Energy Company LP, a Delaware limited partnership (“PCEC”), and Breitburn Management Company LLC, a Delaware limited liability company (“Breitburn Management” and collectively with PCEC, the “Parties” and each, a “Party”), is dated as of August 29, 2014 (this “Amendment”). Capitalized terms used herein and not otherwise defined are used as defined in the ASA.
W I T N E S S E T H
WHEREAS, PCEC and Breitburn Management desire to amend certain provisions of the ASA with respect to the initial term of the ASA.
NOW, THEREFORE, for and in consideration of the benefits set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PCEC and Breitburn Management hereby agree as follows:

I.	AMENDMENT.

a. Section 1.1 Definitions is hereby amended by deleting the definition of “Fixed Fee” in its entirety and replacing it by inserting a new definition of “Fixed Fee” thereof that reads as follows:
“‘Fixed Fee’ means (i) for the period beginning on the Effective Date and ending on June 30, 2015, a monthly fee of Seven Hundred Thousand Dollars ($700,000) and (ii) for periods from and after July 1, 2015, an amount to be determined in accordance with Section 4.1(b) and based on the parameters set forth in Schedule II.”

b. Section 4.1(b) of the ASA is hereby deleted in its entirety and replaced by inserting a new Section 4.1(b) thereof that reads as follows:

“For the period beginning July 1, 2015, PCEC and the Board of Directors of Breitburn GP LLC shall meet and determine the Fixed Fee to be paid by PCEC to Breitburn Management for the Services to be supplied during the ensuing two calendar year period pursuant to the provisions of this Section 4.1(b). On or about November 1, 2014, and biennially thereafter during the Term of this Agreement, the Board of Directors of Breitburn GP LLC and PCEC shall meet to determine the Fixed Fee to be utilized during the ensuing two calendar year period. The Parties acknowledge and agree that prior approval of the Conflicts Committee of the Board of Directors of Breitburn GP LLC may be required in connection with the agreement by Breitburn Management to the amount of the Fixed Fee to be determined pursuant to this Section 4.1(b).”

c. Section 7.1 Term of the ASA is hereby deleted in its entirety and replaced by inserting a new Section 7.1 thereof that reads as follows:

“The initial term of this Agreement shall be from the Effective Date through June 30, 2015; provided, however, that in the absence of written notice delivered to the other party by either party to this Agreement of the intention not to continue under the terms of this Agreement, given no later than December 31, 2014, and each successive anniversary thereof, and provided that a mutually agreeable Fixed Fee has been determined in accordance with Section 4.1(b) for the applicable extended term, the term of this Agreement shall be extended for one additional calendar year until either or both parties have given notice of their intention to terminate. It is the intention of this “evergreen” extension clause that each party have at least 180 days notice of the other party’s intention not to continue under this Agreement.”

d. Schedule II of the ASA is hereby amended by deleting “Fixed Fee” and the clause that follows it and replacing it by inserting the following language:

“Fixed Fee - a monthly fee of Seven Hundred Thousand Dollars ($700,000) for the performance of the Services through June 30, 2015, as adjusted for the period after June 30, 2015 pursuant to Section 4.1(b) and based on the parameters set forth below.”

II.	MISCELLANEOUS.

1.Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, each of the Parties, and their respective successors and assigns.

2.Full Force and Effect. Except to the extent modified hereby, the ASA shall remain in full force and effect.

3.Governing Law. This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

4.Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

PACIFIC COAST ENERGY COMPANY LP

By: PCEC (GP) LLC, its general partner

By:	/s/ Randall H. Breitenbach
Name: Randall H. Breitenbach
Title: Chief Executive Officer

BREITBURN MANAGEMENT COMPANY, LLC

By: Breitburn Energy Partners LP, its sole member
By: Breitburn GP LLC

By:	/s/ Halbert S. Washburn
Name: Halbert S. Washburn
Title: Chief Executive Officer

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